EXHIBIT 10.1

Portions of this Exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such omissions are designated as ***.

AMENDMENT NO. 1 TO

LICENSE AGREEMENT

DATED AS OF APRIL 13, 2002

BY AND BETWEEN

UNIGENE LABORATORIES, INC.

AND

SMITHKLINE BEECHAM CORPORATION

This Amendment No. 1 (“Amendment”) dated as of January 16, 2003 (“Amendment Date”), to the License Agreement (referred to hereinafter as the “Agreement”) entered into as of the 13th of April, 2002, by and between Unigene Laboratories, Inc. (“Unigene”), a Delaware corporation, and SmithKline Beecham Corporation, a GlaxoSmithKline company (“GSK”), a Pennsylvania corporation.

RECITALS:

WHEREAS, GSK and Unigene entered into the Agreement to provide for the license grant by Unigene to GSK of certain Licensed Products (as defined in the Agreement) to discover, develop, make, have made, market, sell and import certain Licensed Products (as defined in the Agreement) throughout the world under the Unigene Patent Rights (as defined in the Agreement) and Unigene Know-How (as defined in the Agreement); and

WHEREAS, pursuant to Section 11.10 of the Agreement, the parties to the Agreement may, by written instruments specifically referring to and executed in the same manner as the Agreement, amend the Agreement; and

WHEREAS, the parties hereto desire to amend the Agreement as provided herein.

NOW THEREFORE, for and in consideration of the premises and the mutual promises and benefits contained herein, GSK and Unigene hereby agree as follows:

1. Section 3.2(a) of the Agreement is hereby amended by replacing the current language and amounts contained in Milestones 3, 4 and 5 with the following language in lieu thereof:

“3.	Confirmation of pharmocokinetics (PK) in dog with optimized immunoassay	U.S.$	1,000,000

4.	Upon enrollment of the first patient by or on behalf of GSK in the first study to confirm PK in healthy male volunteers	U.S. $4,000,000

***

2. The proviso “(3)” contained in Section 3.2(a) immediately following the Milestones is hereby amended by adding the words “(excluding Milestone 1)” immediately after the words “ . . . Milestones 5 – 7, all prior Milestones” and immediately before “ . . . are deemed achieved . . .”

3. The proviso “(5)” contained in Section 3.2(a) immediately following the Milestones is hereby amended by deletion of the words “ . . . should the JDC decide to progress toward Commencement of Phase I Clinical Studies (Milestone 5) . . ..” with “ . . . upon achievement of Milestone 5 . . .”

4. GSK hereby acknowledges that Milestone 3, as amended above, has been achieved, and that within ten (10) days of receipt of Unigene’s invoice for such Milestone, GSK shall remit payment pursuant to Section 3.2 of the Agreement.

5. This Amendment may be executed in counterparts, each of which shall for all purposes be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their authorized representatives as of the Amendment Date.

UNIGENE LABORATORIES, INC.		SMITHKLINE BEECHAM CORPORATION, a GlaxoSmithKline Company

By:	/s/ Ronald S. Levy	By:	/s/ Donald F. Parman
Name:	Ronald S. Levy	Name:	Donald F. Parman
Title:	Executive Vice President	Title:	Vice President & Secretary